                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION


                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                          ISLE OF CAPRI CASINOS, INC.
================================================================================
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

     (5) Total Fee Paid:


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     (1) Amount Previously Paid:
________________________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

     (3) Filing Party:
________________________________________________________________________________

     (4) Date Filed:
________________________________________________________________________________

                          ISLE OF CAPRI CASINOS, INC.
                             1641 POPPS FERRY ROAD
                           BILOXI, MISSISSIPPI 39532
                                (228) 396-7000

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To be Held on Friday, September 15, 2000

                               ----------------

  The 2000 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at the Isle of Capri Casino & Hotel, 401 Main Street, Black Hawk, Colorado 80422, on Friday, September 15, 2000 at 10:00 a.m., Mountain Standard Time, for the following purposes:

  (1) To elect seven persons to the Board of Directors;

  (2) To approve our 2000 Long-Term Stock Incentive Plan;

  (3) To approve our Deferred Bonus Plan;

  (4) To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending April 29, 2001; and

  (5) To transact such other business as may properly come before the Annual Meeting.

  The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on August 11, 2000. A stockholder list will be available for examination for the ten days prior to the meeting at the Isle of Capri Casino & Hotel, 401 Main Street, Black Hawk, Colorado 80422. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

  Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Submitting the proxy will not preclude you from voting in person at the Annual Meeting should you decide to attend.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Bernard Goldstein,
                                           Chairman and Chief Executive
                                           Officer

Biloxi, Mississippi
August 14, 2000

    Please Mark, Sign, Date and Return Your Proxy in the Enclosed Envelope

                          ISLE OF CAPRI CASINOS, INC.
                             1641 POPPS FERRY ROAD
                           BILOXI, MISSISSIPPI 39532
                                (228) 396-7000

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 15, 2000

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2000 Annual Meeting of Stockholders to be held on Friday, September 15, 2000, beginning at 10:00 a.m., Mountain Standard Time, at the Isle of Capri Casino & Hotel, 401 Main Street, Black Hawk, Colorado 80422, and at any adjournment(s) of the Annual Meeting.

  Our principal executive offices are located at 1641 Popps Ferry Road, Biloxi, Mississippi 39532. A copy of our 2000 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are first being mailed to our stockholders on or about August 15, 2000.

                         VOTING RIGHTS AND PROCEDURES

  Our common stock, $.01 par value per share, is our only issued and outstanding class of stock. At the close of business on August 11, 2000, we had 30,465,301 outstanding shares of common stock. Each share entitles its holder to one vote on each matter submitted to a vote of stockholders. Only holders of record of our common stock at the close of business on August 11, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponements.

  Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. A stockholder who submits a proxy on the accompanying form has the right to revoke it at any time prior to its use by
(1) delivering a written notice to our Secretary, (2) executing a later-dated proxy, or (3) attending the Annual Meeting and voting in person. The form of proxy provides a space for stockholders to withhold their vote for any proposal. Stockholders are urged to indicate their vote on each matter in the space provided. If a properly executed proxy form is returned to us and no space is marked, the persons named in it will vote it: (1) for the election of the directors recommended by the Board of Directors; (2) for the approval of our 2000 Long-Term Stock Incentive Plan; (3) for the approval of our Deferred Bonus Plan; (4) for the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending on April 29, 2001; and (5) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and promptly return your proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

  A majority of the outstanding shares entitled to vote, represented either in person or by proxy, will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes for the election of directors. Approval of each of the 2000 Long-Term Stock Incentive Plan, the Deferred Bonus Plan and the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending on April 29, 2001 will require an affirmative vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote, provided a quorum is present.

  In all cases, abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum. In the case of electing directors and approving the selection of Ernst & Young LLP, abstentions will be treated as not voting on such matters. Accordingly, abstentions will have no effect on the number of votes necessary to elect directors or to ratify the selection of the independent auditors. In the case of the proposals to approve each of the 2000 Long-Term Stock Incentive Plan and the Deferred Bonus Plan, however, abstentions will count as votes against such proposals.

  In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy, so-called "broker non-votes", those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect directors or to approve (1) the 2000 Long-Term Stock Incentive Plan, (2) the Deferred Bonus Plan, or (3) the selection of the independent auditors. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors will determine whether or not a quorum is present.

  We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and telegraph, all without extra compensation. We have retained
D. F. King & Co., Inc. to assist in the solicitation of proxies. The fee to be paid to such firm for such services will be borne by us and is not expected to exceed $3,000 plus reasonable expenses.

1. ELECTION OF DIRECTORS

  We currently have seven directors. Each director holds office until his successor is elected and qualified or until his earlier death, resignation, removal or disqualification.

  The seven nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as our directors. Each of these nominees has indicated his willingness to serve if elected. The Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

              Name          Age                   Position(s)
              ----          ---                   -----------
      Bernard Goldstein....  71 Chairman, Chief Executive Officer and Director

      John M. Gallaway.....  62 President, Chief Operating Officer and Director

      Allan B. Solomon.....  64 Executive Vice President, Secretary, General
                                Counsel and Director

      Robert S. Goldstein..  45 Director

      Alan J. Glazer.......  59 Director

      Emanuel Crystal......  73 Director

      W. Randolph Baker....  53 Director

  Bernard Goldstein has been our Chairman of the Board since June 1992 and our Chief Executive Officer since September 1995. From June 1992 until February 1993, and from September 1995 to December 1995, Mr. Goldstein was also our President. Mr. Goldstein has been active in the development of the riverboat gaming industry in a number of states and was Chairman of the Board of Steamboat Development Corporation and Steamboat Southeast, Inc., companies involved in the first legalized riverboat gaming ventures in the United States. In addition to his involvement in the riverboat gaming industry, Mr. Goldstein has been involved in scrap metal recycling since 1951 and barge-line transportation since 1960. Mr. Goldstein is the father of Robert S. Goldstein.

  John M. Gallaway has been our President since December 1995, our Chief Operating Officer since July 1996 and a director since April 1996. From July 1995 to November 1995, Mr. Gallaway was a professor at the University of Houston. Mr. Gallaway was Deputy Managing Director, Gaming, of Sun International, a company engaged in owning and operating casinos and resorts, from September 1992 to August 1994. Prior to that, from 1984 to 1992, Mr. Gallaway was President and General Manager of TropWorld Casino Resort in Atlantic City and, from 1981 to 1984, he was President and General Manager of the Tropicana Casino Hotel in Las Vegas.

  Allan B. Solomon has been our Secretary and a director since June 1992, served as our Chief Financial Officer and Treasurer from June 1992 to October 1993, and was Chairman of our Executive Committee from January 1993 to April 1995. Mr. Solomon became our General Counsel in May 1994 and became Executive Vice President in April 1995. From 1986 to May 1994, Mr. Solomon was President of Allan B. Solomon, P.A., which was a partner in the Florida law firm of Broad and Cassel.

  Robert S. Goldstein has been a director since February 1993. Mr. Goldstein is the President of Alter Trading Corporation, a company engaged in the business of scrap metal recycling, and has been associated with that company since 1977. Additionally, Mr. Goldstein is a director, officer and stockholder of the Steamboat companies and has been an officer of several affiliated river transportation companies engaged in stevedoring and equipment leasing since 1980. Mr. Goldstein is the son of Bernard Goldstein.

  Alan J. Glazer has been a director since November 1996, and is currently Vice President and Regional Managing Partner and a director of Morris Anderson & Associates, Ltd., a management consulting firm. Mr. Glazer also serves as a director of Alter Barge Lines, Inc., a private company owned by Bernard Goldstein and members of his family.

  Emanuel Crystal has been a director since October 1993, and is currently the Chief Executive Officer of Jackson Iron & Metal Company, Inc. in Jackson, Mississippi. He has held that position for over five years and has served in various positions with that company since 1949.

  W. Randolph Baker has been a director since September 1997. Since June 1996, Mr. Baker has been President of Thompson & Baker, a public relations and public affairs firm located in Memphis, Tennessee. From July 1995 to July 1996, Mr. Baker was a visiting professor of gaming studies at the University of Nevada--Reno. From 1989 to 1995, Mr. Baker was Director of Public Affairs for The Promus Companies, Inc.

  The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director named above.

Meetings and Committees of the Board

  The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Board of Directors does not have a Nominating Committee or any committee performing similar functions. During the fiscal year ended April 30, 2000, which we refer to as "fiscal 2000", the Board of Directors met eight times, the Compensation Committee met two times and the Audit Committee met three times. During fiscal 2000, all directors attended at least 75% of the meetings of the Board of Directors and the committees thereof on which they served.

  Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of the Compensation Committee. Mr. Glazer acts as chairman of the Compensation Committee. The Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the stock option plan, option grants and bonuses.

  Messrs. Emanuel Crystal, Alan J. Glazer and W. Randolph Baker are members of the Audit Committee. Mr. Crystal acts as chairman of the Audit Committee. The Audit Committee's responsibilities include recommending to the Board the selection of our independent auditors, reviewing the arrangements and the scope of the independent audit and reviewing all financial statements. Each member of the Audit Committee is "independent" as defined under the Nasdaq National Market listing requirements.

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

  Below is a table that identifies our executive officers other than Messrs. Goldstein, Gallaway and Solomon, each of whom is identified in the section entitled "Election of Directors" and other key employees.

             Name            Age                   Position(s)
             ----            ---                   ----------
   Rexford A. Yeisley.......  53 Senior Vice President, Chief Financial Officer,
                                  Treasurer and Assistant Secretary

   Timothy M. Hinkley.......  44 Senior Vice President of Operations

   James D. Guay............  41 Vice President of Marketing

   Robert F. Boone..........  51 Vice President of Human Resources and Risk
                                  Management

   Richard L. Meister.......  55 Vice President of Construction and Design

   Gregory D. Guida.........  35 Vice President of Development

   Roger W. Deaton..........  53 Regional Vice President of Operations

   Robert S. Fiore..........  59 Regional Vice President of Operations

  Rexford A. Yeisley has been our Chief Financial Officer since December 1995. Mr. Yeisley was Senior Vice President and Chief Financial Officer of Six Flags Theme Parks, Inc. from 1991 to 1995, and from 1987 to 1991, Mr. Yeisley was Vice President and Chief Financial Officer of that company.

  Timothy M. Hinkley has been our Senior Vice President of Operations since April 1997. Mr. Hinkley was General Manager and Vice President of the Isle of Capri Casino Crowne Plaza Resort in Biloxi, Mississippi from May 1992 to April 1997. Prior to that, from 1990 to 1992, Mr. Hinkley was Vice President of Food and Beverage and Entertainment of Steamboat Development Corporation, a riverboat gaming company in Iowa.

  James D. Guay has been our Vice President of Marketing since March 1997. From September 1994 to March 1997, Mr. Guay was the Vice President of Marketing for Trump Plaza Hotel & Casino in Atlantic City, New Jersey. For brief periods during 1994, Mr. Guay was Vice President of Marketing for Spectrum Gaming and a Marketing Consultant for J. Caserta & Associates. From 1991 to 1994, he was Assistant Vice President--Marketing Operations for Showboat Casino-Hotel in Atlantic City, New Jersey.

  Robert F. Boone has been our Vice President of Human Resources and Risk Management since August 1994. From 1991 to 1994, Mr. Boone was the Director, Human Resources and Administration for Simon MOA Management Company, the managing general partner at Mall of America, the nation's largest retail and entertainment complex. From 1986 to 1991, Mr. Boone served as Director of Human Resources for IDS American Express in Minneapolis, Minnesota.

  Richard L. Meister has been our Vice President of Construction and Design since May 2000. From 1990 to May 2000, Mr. Meister was President of RMII Associates, Inc., a consulting firm assisting in the development of capital projects for the casino and hospitality industries.

  Gregory D. Guida has been our Vice President of Development since January 1999 and has served as House Counsel since June 1996. Prior to that, from August 1992 to June 1996, Mr. Guida was associated with the Jackson, Mississippi office of the law firm of Phelps Dunbar, L.L.P., where he practiced in that firm's business and gaming section.

  Roger W. Deaton has been our Regional Vice President of Operations since March 2000. Mr. Deaton was General Manager and Vice President of the Isle of Capri Casino and Hotel in Lake Charles, Louisiana from August 1997 to February 2000. From July 1996 to August 1997, Mr. Deaton was General Manager and Vice President of the Isle of Capri Casino and Hotel in Vicksburg, Mississippi and was Assistant General Manager of that facility from May 1995 to July 1996.

  Robert S. Fiore has been our Regional Vice President of Operations since July 2000 and was Vice President and General Manager of Isle of Capri Black Hawk L.L.C. from August 1998 to June 2000. From September 1997 to August 1998, Mr. Fiore was General Manager of the Belle of Baton Rouge Casino in Baton Rouge, Louisiana for Argosy Gaming. From April 1995 to February 1997, Mr. Fiore was President and General Manager of the Tropicana Resort and Casino in Las Vegas for Aztar Corporation, and from August 1989 to March 1995, Mr. Fiore was President and General Manager of the Ramada Express Hotel and Casino in Laughlin, Nevada for Aztar Corporation.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file reports of ownership of, and transactions in, our equity securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms we received, and on written representations from certain reporting persons, we have determined that all such filings were made on a timely basis.

                        OWNERSHIP OF OUR CAPITAL STOCK

  The following table sets forth information with respect to the beneficial ownership of our common stock as of July 31, 2000 (unless otherwise indicated) by (1) each director, (2) the individual serving as our chief executive officer during fiscal 2000 and each of the four individuals serving as our executive officers as of April 30, 2000 named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table", (3) all directors and executive officers as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

                                                        Number of   Percentage
                                                        Shares of       of
                                                       Common Stock Outstanding
                    Name and Address                   Beneficially   Shares
               of 5% Beneficial Owners (1)              Owned (2)    Owned (2)
               ---------------------------             ------------ -----------
   Bernard Goldstein (3)..............................   7,970,427     25.8%
   Robert S. Goldstein (4)............................   5,675,520     18.6%
   Bernard Goldstein 1999 Irrevocable Trust (5).......   2,977,625      9.8%
   Jeffrey D. Goldstein (6)...........................   2,712,455      8.9%
   Richard A. Goldstein (7)...........................   2,601,655      8.5%
   Irene S. Goldstein.................................   1,575,000      5.2%
   Jeffrey D. Goldstein Trust (8).....................   1,575,000      5.2%
   Richard A. Goldstein Trust (8).....................   1,575,000      5.2%
   John M. Gallaway (9)...............................     340,500      1.1%
   Allan B. Solomon (10)..............................     466,700      1.5%
   Alan J. Glazer (11)................................      44,500         *
   Emanuel Crystal (12)...............................      78,476         *
   W. Randolph Baker (13).............................      43,500         *
   Rexford A. Yeisley (14)............................     116,900         *
   Timothy M. Hinkley (15)............................     113,474         *
   Dimensional Fund Advisors (16).....................   1,597,350      5.2%
   All Executive Officers and Directors as a Group (9
    persons) (17).....................................  11,872,372     37.3%

--------
*Less than 1%.
(1) Unless otherwise indicated below, the business address for each member of the Goldstein family listed below is 2200 Corporate Boulevard, N.W., Boca Raton, Florida 33431.
(2) Calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of July 31, 2000, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(3) Includes 2,977,625 shares held by the Bernard Goldstein 1999 Irrevocable Trust for the benefit of Bernard Goldstein as to which voting and dispositive power is held by Robert S. Goldstein as Trustee, 1,320,578 shares and warrants immediately exercisable to purchase 108,248 shares held by Valley Corporation of which Bernard Goldstein is Chairman and 389,500 shares issuable upon exercise of stock options that are exercisable within 60 days. Includes a total of 3,150,000 shares held in the Jeffrey D. Goldstein Trust and the Richard A. Goldstein Trust of which Bernard Goldstein is the Trustee and on behalf of these trusts exercises voting power and shares dispositive power as to 1,575,000 shares in each trust with the respective beneficiaries. Mr. Goldstein disclaims beneficial ownership of the shares held in the Jeffrey D. Goldstein Trust and the Richard A. Goldstein Trust as well as the portion of shares owned by Valley Corporation which exceed his 36.3% ownership interest in Valley Corporation. Does not include an aggregate of 6,740,755 shares (including 77,000 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Bernard Goldstein's family. Bernard Goldstein disclaims beneficial ownership of the shares owned by members of his family.
(4) Includes 2,977,625 shares held by the Bernard Goldstein 1999 Irrevocable Trust and 77,000 shares issuable upon exercise of stock options that are exercisable within 60 days. Does not include an aggregate of 9,035,662 shares (including 389,500 shares issuable upon exercise of stock options and warrants that are exercisable within 60 days) that are beneficially owned by members of Robert S. Goldstein's family. Robert S. Goldstein disclaims beneficial ownership of the shares owned by members of his family. The business address of Robert S. Goldstein is 555 North New Ballas Road, Suite 150, St. Louis, Missouri 63141.
(5) The business address for the Bernard Goldstein 1999 Irrevocable Trust is 555 North New Ballas Road, Suite 150, St. Louis, Missouri 63141.
(6) The business address for Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.
(7) The business address for Richard A. Goldstein is 555 North New Ballas Road, Suite 150, St. Louis, Missouri 63141.
(8) Shares held by this trust are included in the beneficial ownership of Bernard Goldstein, the Trustee.
(9) Includes 287,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
(10) Includes 271,700 shares issuable upon exercise of stock options that are exercisable within 60 days.
(11) Includes 34,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
(12) Includes 54,500 shares issuable upon exercise of stock options that are exercisable within 60 days and 1,976 shares owned by Mr. Crystal's wife.
(13) Includes 16,500 shares issuable upon exercise of stock options that are exercisable within 60 days.
(14) Includes 114,600 shares issuable upon exercise of stock options that are exercisable within 60 days.
(15) Includes 104,474 shares issuable upon exercise of stock options that are exercisable within 60 days.
(16) Pursuant to a Schedule 13G filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., a registered investment advisor, is deemed to have beneficial ownership of 1,597,350 shares of our common stock as of December 31, 1999, all of which shares are held in portfolios of four registered investment companies and certain other investment vehicles, including commingled group trusts, of which Dimensional Fund Advisors, Inc. serves as investment advisor and investment manager. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all such shares. The business address for Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(17) Information provided is for the individuals who were our executive officers and directors on July 31, 2000 and includes 1,350,274 shares issuable upon exercise of stock options that are exercisable within 60 days. The amount does not include 4,042,860 shares beneficially owned by relatives of Bernard Goldstein and Robert S. Goldstein, other than them, the beneficial ownership of which is disclaimed by Bernard Goldstein and Robert S. Goldstein. If such shares were included in the category "All Executive Officers and Directors as a Group," the number of shares of Common Stock beneficially owned by such group as of July 31, 2000 would have been 15,915,232, and the percentage of outstanding shares of our common stock owned by such group as of July 31, 2000 would have been 50.0%.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

  The following table sets forth a summary of the annual, long-term and other compensation for our Chief Executive Officer during fiscal 2000 and for our four most highly compensated executive officers, other than our Chief Executive Officer, during fiscal 2000, for the years indicated. These five persons are referred to collectively as the "Named Executive Officers".

                                             Annual Compensation          Long-Term Compensation
                                    ------------------------------------- ----------------------
                                                                          Securities
                           Fiscal                                         Underlying              All Other
   Name and Principal    Year Ended                        Other Annual    Options      LTIP     Compensation
        Position          April 30  Salary ($) Bonus ($) Compensation ($)    (#)     Payouts ($)    ($)(1)
   ------------------    ---------- ---------- --------- ---------------- ---------- ----------- ------------
Bernard Goldstein.......    2000     $450,173  $360,000       $   --        80,000     $90,000     $15,231
 Chairman and Chief         1999      435,499   291,040           --       400,000      72,760      12,465
 Executive Officer          1998      414,583   178,684           --       200,000      44,671       4,626

John M. Gallaway........    2000     $450,084  $360,000       $   --        70,000     $90,000     $ 8,132
 President and Chief        1999      435,182   291,040        4,385       175,000      72,760      11,746
 Operating Officer          1998      410,577   178,684        6,000       175,000      44,671      22,224

Allan B. Solomon........    2000     $333,986  $268,000       $   --        26,000     $67,000     $ 7,082
 Executive Vice
  President,                1999      320,519   240,429          692        65,000          --      15,330
 General Counsel and        1998      296,923   136,728        6,000        65,000          --      10,528
 Secretary

Rexford A. Yeisley......    2000     $247,416  $200,000       $   --        18,000     $50,000     $ 4,353
 Senior Vice President      1999      216,135   126,403          692        45,000      31,601       6,091
 and Chief Financial        1998      201,096    72,778        6,000        45,000      18,195      19,121
 Officer

Timothy M. Hinkley......    2000     $247,416  $200,000       $   --        18,000     $50,000     $ 6,879
 Senior Vice President      1999      216,676   127,526          692        45,000      31,882       7,376
 of Operations              1998      203,058    77,866        6,000        45,000      19,466       2,690

--------
(1) During fiscal 2000, includes medical insurance that we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $3,659, $3,196, $4,044, $1,853 and $3,244, respectively, our matching contribution to our 401(k) deferred compensation plan of $2,045 for the accounts of each of Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley, life insurance that we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $1,406, $374, $793, $134 and $59, respectively, and other fringe benefits that we paid for Messrs. Goldstein, Gallaway, Solomon, Yeisley and Hinkley of $8,121, $2,517, $200, $321 and $1,076, respectively.

Option Grants in Last Fiscal Year


  The following table sets forth information concerning options granted during fiscal 2000 to the Named Executive Officers.

                                                                          Potential
                                                                     Realizable Value at
                                                                       Assumed Annual
                                                                       Rates of Stock
                                                                     Price Appreciation
                           Individual Grants                         for Option Term (1)
                         ----------------------                      -------------------
                                     % of Total
                         Number of    Options
                         Securities  Granted to Exercise
                         Underlying  Employees  or Base
                          Options    in Fiscal    Price   Expiration
Name                     Granted (#)    Year    ($/Share)    Date     5% ($)   10% ($)
----                     ----------  ---------- --------  ---------- -------- ----------
Bernard Goldstein.......   80,000       15.4%    $10.25   09/22/2009 $508,450 $1,290,850
John M. Gallaway........   70,000       13.5      10.25   09/22/2009  444,894  1,129,494
Allan B. Solomon........   26,000        5.0      10.25   09/22/2009  165,246    419,526
Rexford A. Yeisley......   18,000        3.5      10.25   09/22/2009  114,401    290,441
Timothy M. Hinkley......   18,000        3.5      10.25   09/22/2009  114,401    290,441

--------
(1) The potential realizable value of a grant is the product of: (a) the difference between (i) the product of the per-share market price at the time of the grant and the sum of 1 plus the stock appreciation rate compounded annually over the term of the option (here, 5% and 10%) and
    (ii) the per-share exercise price of the option and (b) the number of securities underlying the grant at fiscal year-end.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth information concerning the number and value of shares acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 2000 for the Named Executive Officers.

                          Shares             Number of Securities
                         Acquired           Underlying Unexercised   Value of Unexercised In-
                            on     Value          Options at           The-Money Options at
                         Exercise Realized      Fiscal Year-End         Fiscal Year-End ($)
Name                       (#)      ($)    Exercisable/Unexercisable Exercisable/Unexercisable
----                     -------- -------- ------------------------- -------------------------
Bernard Goldstein.......      --        --      253,500/544,000        $2,328,755/$5,275,920
John M. Gallaway........  35,000  $326,340      203,500/339,000          1,971,390/3,130,715
Allan B. Solomon........      --        --      240,500/133,000          1,910,264/1,239,469
Rexford A. Yeisley......      --        --        93,000/95,000              873,138/889,707
Timothy M. Hinkley......   9,000   105,624        82,874/95,000              697,292/893,707

Compensation of Directors

  Directors who are not employed by us receive a $50,000 annual retainer and additional compensation of $2,000 and out-of-pocket expenses for each board meeting attended. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings. In addition, upon the initial election or appointment of any person to the Board of Directors, he or she may receive options to acquire shares of our common stock.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

  In January 1999, we entered into employment agreements with Bernard Goldstein, Chairman and Chief Executive Officer and John M. Gallaway, President and Chief Operating Officer. Pursuant to the employment agreements, Messrs. Goldstein and Gallaway receive an initial base salary of $450,000, subject to increases as may be determined by the Board of Directors from time to time. In addition, Messrs. Goldstein and Gallaway are entitled to participate in our stock option and other benefit plans. Their employment agreements are each for an initial term of three years and are automatically renewable for successive one year periods thereafter, unless 90 days' written notice is given by either party. If the respective executive dies or becomes disabled, or if we terminate the term of employment without "cause" (as defined in the employment agreement), either during the initial term or any renewal term or by written notice of nonrenewal, the executive would be entitled, upon releasing us and our affiliates from any and all claims, to receive his salary and employment benefits for two years or until new employment begins, whichever occurs first. Further, if the respective executive dies or becomes disabled, he or his representative will also be entitled to a lump sum payment equal to the average of the last three years' bonus payments, inclusive of deferred amounts. In addition, in the event of a change of control (as defined in the employment agreement), the respective executive shall be entitled to the following severance: (1) salary and benefit continuation for 24 months or until new employment begins, whichever occurs first; (2) a lump sum payment equal to the average of the previous three years' bonus payment, inclusive of deferred amounts; (3) vesting of all stock options; and (4) payment of all deferred bonuses upon a change of control.

  In January 1999, we entered into employment agreements with Allan B. Solomon, Executive Vice President and General Counsel, Rexford A. Yeisley, Senior Vice President and Chief Financial Officer and Timothy M. Hinkley, Senior Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Pursuant to the employment agreements, Messrs. Solomon, Yeisley and Hinkley receive an initial base salary of $321,000, $216,000 and $216,000, respectively. In addition, pursuant to each of the employment agreements, the maximum period of salary continuation in the event of a termination, death or disability is 12 months and in the event of a change of control is 18 months. The employment agreements of Messrs. Solomon and Yeisley have an initial term of two years, and Mr. Hinkley's employment agreement has an initial term of three years.

  In January 1999, we entered into employment agreements with James D. Guay, Vice President of Marketing, Robert F. Boone, Vice President of Human Resources and Risk Management, Gregory D. Guida, Vice President of Development, Roger W. Deaton, Regional Vice President of Operations, and Robert S. Fiore, Regional Vice President of Operations, the terms of which are substantially similar to the employment agreements described above. Pursuant to their employment agreements, Messrs. Guay, Boone, Guida, Deaton and Fiore receive an initial base salary of $165,000, $161,000, $135,000, $170,000 and
$155,000, respectively. In addition, pursuant to their employment agreements, the maximum periods of salary continuation in the event of termination without "cause" or a change of control is 12 months. The employment agreements of Messrs. Boone, Guida, Deaton and Fiore have an initial term of two years, and Mr. Guay's employment agreement has an initial term of three years.

Compensation Committee Interlocks and Insider Participation

  Messrs. Alan J. Glazer, Robert S. Goldstein and Emanuel Crystal are members of our Compensation Committee. Mr. Robert S. Goldstein is the son of Bernard Goldstein, our Chairman and Chief Executive Officer.

Compensation Committee Report on Executive Compensation

  The Compensation Committee advises the Board of Directors concerning executive compensation, including base salaries, bonuses, stock option grants, health and life insurance and other benefits. Compensation Committee recommendations concerning executive compensation are reviewed and approved by the Board. Board members who are also our executive officers do not participate in the deliberations of the Board concerning their respective compensation and benefits and do not vote on such matters.

  Our objective concerning executive compensation is to design an executive compensation program that attracts and retains qualified executives and aligns executives' interests with ours and those of our stockholders in achieving our operating goals and business objectives and increasing stockholder value. The principal components of our executive compensation program are base salary, bonus and stock options. In light of our objective concerning executive compensation, a substantial portion of the executive compensation above the base salary is generally provided through bonuses tied to certain indicators of our performance and through the grant of stock options.

  The Compensation Committee's determinations of overall executive compensation for the fiscal year 2000, which includes salary, bonus, certain benefits and stock option awards, were based upon consideration of, among other factors, our performance during the fiscal year, the individual executive's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the gaming industry.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits our deduction for compensation paid to the Named Executive Officers to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 2000. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation which may not, in a specific case, be fully deductible.

                                          By The Compensation Committee:

                                          Alan J. Glazer
                                          Robert S. Goldstein
                                          Emanuel Crystal

                            STOCK PERFORMANCE GRAPH

  The following graph compares the performance of an investment in our common stock with the cumulative total return of the Nasdaq Market Index, a broad market index, and the Dow Jones Casino Group Index, an industry index, for the period from April 30, 1995 through April 30, 2000. The comparison assumes $100 was invested on April 30, 1995, and the reinvestment of dividends on the date of payment without payment of any commissions, in each of our common stock, the Nasdaq Market Index and the Dow Jones Casino Group Index. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

                       [Performance Graph Appears Here]


                                                          NASDAQ                   DOW JONES
                            ISLE OF CAPRI                 MARKET                    CASINO
      FISCAL YEAR           CASINOS, INC.                  INDEX                  GROUP INDEX
      -----------           -------------                 ------                  -----------
         1995                  $100.00                    $100.00                   $100.00
         1996                    51.23                     139.59                    113.62
         1997                    15.16                     148.79                     66.51
         1998                    22.13                     221.00                     80.05
         1999                    40.98                     291.84                     79.20
         2000                    90.98                     453.45                     96.58

                             CERTAIN TRANSACTIONS

  On March 2, 2000 we merged with BRDC, Inc. which owned a 50% interest in Lady Luck Gaming Corporation's Bettendorf, Iowa facility that was not owned by Lady Luck Gaming Corporation, and related real estate. In connection with the merger, we issued 6.3 million shares of our common stock, subject to a post-closing adjustment totaling approximately $153,000, to members of the family of Bernard Goldstein, including Robert S. Goldstein.

  A corporation wholly owned by the Goldstein family leases to us for the Isle of Capri Casino & Hotel in Bettendorf, Iowa on a month-to-month basis (1) land for parking at a monthly rent of $20,000 and (2) warehouse space at a monthly rent of $3,360. We have also agreed to remove our construction debris from adjacent property owned by a wholly owned corporation of the Goldstein family.

  We reimburse Alter Trading Corporation, a company owned by Robert S. Goldstein and other members of the Goldstein family, for annual lease payments of approximately $99,000 with respect to property leased by Alter Trading Corporation. The land was leased at Isle of Capri's request in order to secure a site for possible casino operations.

  During fiscal 2000, Allan B. Solomon, our Executive Vice President, Secretary and General Counsel, paid in full a loan from us in the aggregate amount of $215,788.

  We manage the Isle of Capri--Black Hawk for a fee which is equal to two percent of revenue (after deducting one-half of gaming taxes), plus ten percent of operating income, the total of which is not to exceed four percent of revenue, as defined.

2. APPROVAL OF THE ISLE OF CAPRI CASINOS, INC. 2000 LONG-TERM STOCK INCENTIVE
   PLAN

  The 2000 Long-Term Stock Incentive Plan, which we refer to as the 2000 Plan, has been established by us to (1) attract and retain persons eligible to participate in the 2000 Plan; (2) motivate participants, by means of appropriate incentives, to achieve our long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further identify participants' interests with those of our other stockholders through compensation that is based on our common stock and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term stockholder return. Upon stockholder approval of the 2000 Plan, no awards will be made under our 1993 Stock Option Plan or any prior long-term incentive plan. No awards under the 2000 Plan have been made, and the amount of the awards which will be made is not determinable. The 2000 Plan replaces the 1993 Stock Option Plan. Awards made under the 1993 Stock Option Plan during fiscal 2000 to the Named Executive Officers are set forth in the "Compensation of Directors and Executive Officers--Option Grants in Last Fiscal Year". The awards to (1) all executive officers as a group were 212,000 options, (2) all directors who are not executive officers as a group were 40,000 options, and (3) all employees, including all current officers, who are not executive officers as a group were 266,200 options.

  To achieve the foregoing objectives, the 2000 Plan provides for the grant of non-qualified stock options ("NQSOs") and incentive stock options ("ISOs"), stock appreciation rights ("SARs"), stock units, performance shares, performance units, restricted stock and restricted stock units.

Administration

  The 2000 Plan is administered by our Compensation Committee. Except for reload options, the Compensation Committee selects the employees, officers and directors who will be granted awards under the 2000 Plan and thereby become "participants" in the 2000 Plan. All our employees are currently eligible to participate in the 2000 Plan. The Compensation Committee also determines the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards. The

Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by the Compensation Committee, except to the extent prohibited by applicable law or the applicable rules of a stock market.

Shares Reserved

  The number of shares of our common stock reserved for issuance under the 2000 Plan is equal to 1,000,000 shares plus any shares of common stock remaining for issuance under our prior long-term incentive plans. Any shares allocated to an award which expires, lapses, is forfeited or terminated for any reason without issuance of shares (whether or not cash or other consideration is paid to a participant in respect of such shares) may again become subject to awards under the 2000 Plan. The common stock with respect to which awards may be made under the 2000 Plan may be shares currently authorized but unissued, or currently held or subsequently acquired by us as treasury shares.

  The following additional limits will apply to awards under the 2000 Plan:
(1) no more than the maximum number of shares of common stock authorized under the Plan may be issued for ISOs; (2) no more than the maximum number of shares of common stock authorized under the Plan may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards; (3) no more than 200,000 shares of common stock may be issued for options and SARs granted to any one individual in any one fiscal year period; (4) no more than 200,000 shares of common stock may be issued for stock unit awards, performance share awards, restricted stock performance awards and restricted stock performance unit awards that are intended to be "performance-based compensation" (as described below) granted to any one individual during any one fiscal year period; and (5) no more than $500,000 may be subject to performance unit awards granted to any one individual during any one fiscal year period if such awards are intended to be performance-based.

  In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include: (1) adjustment of the number and kind of shares which may be delivered under the 2000 Plan; (2) adjustment of the number and kind of shares subject to outstanding awards; (3) adjustment of the exercise price of outstanding options and SARs; and (4) any other adjustments that the Compensation Committee determines to be equitable.

Options

  Under the 2000 Plan, the Compensation Committee may grant options to purchase our common stock, which options may be either ISOs or NQSOs. The purchase price of a share of common stock under each ISO may not be less than the fair market value of a share of common stock on the date the option is granted. The option will be exercisable in accordance with the terms established by the Compensation Committee. Options will be exercisable in minimum increments of 100 shares. In order to exercise an option, a participant must deliver to us written notice of exercise and full payment of the purchase price of each share of common stock purchased upon the exercise of any option. The purchase price may be paid in cash or in shares of our common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Compensation Committee may permit a participant to pay the purchase price by irrevocably authorizing a third party to sell shares acquired upon exercise of the option and to remit proceeds to pay the purchase price and tax withholding.

Reload Options

  Whenever a participant holding any option outstanding under the 2000 Plan exercises the option and makes payment of the exercise price in whole or in part, by tendering shares of our common stock previously held by the participant, the participant will automatically be granted a "reload option" with respect to the number of shares of our common stock that is equal to the number of shares tendered by the participant on payment of the option price of the option being exercised. The option price of the reload option will be equal to the fair market value per share of common stock, determined as of the date of receipt of the participant's notice to exercise the option. The exercise period of the reload option will expire on the later to occur of (1) the expiration date of the originally surrendered option, or (2) one year from the date of grant of the reload option. Any reload option granted will vest immediately upon grant. All other terms of a reload option granted under the 2000 Plan will be identical to the terms and conditions of the original option to which the reload option relates.

Stock Appreciation Rights

  The Compensation Committee may grant an SAR in connection with all or any portion of a previously or contemporaneously granted option, or independent of any option grant. An SAR entitles the participant to receive, upon exercise of the SAR, a payment equal to the difference between the fair market value of the number of shares of common stock with respect to which the SAR is exercised over the exercise price established by the Compensation Committee. An SAR may be settled in common stock, in cash, or in a combination thereof, as determined by the Compensation Committee.

Other Stock Awards

  The Compensation Committee may grant stock units (a right to receive common stock in the future), performance shares (a right to receive shares of common stock or stock units contingent on the achievement of performance or other objectives during a specified period), performance units (a right to receive a designated dollar value amount of common stock which is contingent on the achievement of performance or other objectives during a specified period), restricted stock (a grant of shares of common stock which shares are subject to a risk of forfeiture) and restricted stock units (a right to future delivery of such shares of common stock subject to a risk of forfeiture). These types of awards are subject to such conditions as determined by the Compensation Committee.

Performance-Based Compensation

  The Compensation Committee may designate whether any award being granted to any participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Internal Revenue Code. Any such awards (other than options and SARs) designated as intended to be "performance-based compensation" shall be conditioned on the achievement of "performance measures", as selected by the Compensation Committee, stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof.

Imposition of Additional Restrictions

  The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on common stock acquired pursuant to the 2000 Plan as the Compensation Committee determines to be desirable.

Dividends and Dividend Equivalents

  An award under the 2000 Plan may provide the participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of common stock subject to the award (both before and after the common stock subject to the award is earned, vested, or acquired). The dividend or dividend equivalent payments may be either made currently or credited to an account for the participant, and may be settled in cash or shares of common stock, as determined by the Compensation Committee.

Nontransferability

  Except as otherwise provided by the Compensation Committee, awards under the 2000 Plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

Change in Control

  Generally, upon a change in control (as defined in the 2000 Plan), all outstanding awards will become fully vested and exercisable.

Withholding of Taxes

  We may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the 2000 Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the 2000 Plan.

Amendment and Termination

  The 2000 Plan may be amended or terminated at any time by the Board, provided that no amendment or termination may adversely affect the rights of any participant without the participant's written consent.

Federal Income Tax Effects

  The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the 2000 Plan based on current U.S. federal income taxation with respect to us and participants who are subject to U.S. federal income tax.

  The grant of an NQSO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such common stock equal to the fair market value of the shares at the time of exercise.

  The grant of an ISO will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. The exercise of an ISO will not result in taxable income to the participant provided that the participant was, without a break in service, our employee or the employee of one of our subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant dies or is disabled as determined under Internal Revenue Code rules). The excess of the fair market value of the common stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the participant will have a basis in those shares equal to the fair market value of the common stock at the time of exercise.

  If the participant does not sell or otherwise dispose of the stock acquired upon exercise of an ISO within two years from the date of the grant of the ISO or within one year after the transfer of such stock to the participant, then upon disposition of such common stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to a corresponding deduction for federal income tax purposes. The participant will recognize capital loss to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (1) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

  The grant of an SAR will not result in taxable income to the participant and we will not be entitled to a deduction at the time of grant. Upon exercise of an SAR, the amount of cash or the fair market value of common stock received will be taxable to the participant as ordinary income, and we will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

  A participant who has been granted a stock unit award, performance stock unit award or restricted stock unit award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. The participant will have taxable income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and we will be entitled to a corresponding deduction.

  A participant who has been granted a performance share award or restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a corresponding deduction at that time, assuming that the restrictions constitute a "substantial risk of forfeiture" for U.S. federal income tax purposes. Upon the vesting of common stock subject to the award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends, if any, paid to the holder during the restriction period will also be compensation income to the participant and deductible as compensation expense by us. A participant may elect, pursuant to section 83(b) of the Internal Revenue Code, to recognize income at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. In the event of this election, we will be entitled to a deduction for compensation expense at the time of grant.

  Any acceleration of the vesting or payment of awards under the 2000 Plan in the event of a change in control of us may cause part or all of the amounts paid to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude our deduction.

  Under section 162(m) of the Internal Revenue Code, we generally will not be able to deduct annual compensation in excess of $1 million paid to our chief executive officer and our four most highly compensated employees. However, amounts that constitute "performance-based compensation" are not counted toward the $1 million limit. Certain awards under the 2000 Plan will automatically qualify as performance-based compensation and the Compensation Committee may designate whether any other award is intended to constitute performance-based compensation.

  The Board of Directors recommends that the stockholders vote FOR the approval of the Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan.

3. APPROVAL OF THE ISLE OF CAPRI CASINOS, INC. DEFERRED BONUS PLAN

  The Isle of Capri Casinos, Inc. Deferred Bonus Plan (formerly the Casino America, Inc. Deferred Bonus Plan) was established by us effective as of April 26, 1998 as a means of attracting and retaining the services of experienced and knowledgeable officers and employees. The Deferred Bonus Plan provides for the deferred payment of eligible cash bonuses otherwise payable to officers and employees who participate in the Deferred Bonus Plan.

Participation

  All of our officers and officers of our subsidiaries and each other employee who is designated as a key employee by the Compensation Committee are eligible to participate in the Deferred Bonus Plan. There are currently 117 participants in the Deferred Bonus Plan. An eligible employee who receives the grant of a discretionary cash bonus following the end of any fiscal year will automatically become a "participant" in the Deferred Bonus Plan.

Bonus Deferrals

  In the event we or any of our subsidiaries grants an eligible cash bonus to an eligible employee, payment of 20 percent of the cash bonus will be automatically deferred under the Deferred Bonus Plan. The amount of the cash bonus that is deferred is referred to as the "deferred bonus". Payment of the deferred bonus will be paid on the "deferred bonus payment date" which is the earliest of (1) death or the date of disability of the participant, (2) the fifth anniversary of the last day of our fiscal year immediately preceding the date the bonus was awarded, or (3) an extraordinary transaction. For purposes of the Deferred Bonus Plan, an "extraordinary transaction" is a merger, consolidation or reorganization of us with or into another entity pursuant to which we are not the surviving entity, the sale of all or substantially all of our assets, our liquidation or dissolution or a change in control of us (as defined under securities rules).

  If a participant terminates employment for any reason (other than by reason of death or disability) prior to the deferred bonus payment date, the participant will forfeit any and all rights to the deferred bonus.

Deferred Bonus Plan Benefits

  The following table sets forth the amount of deferred bonuses and associated number of shares of our common stock deferred in the Deferred Bonus Plan for fiscal 2000 only and cumulatively through fiscal 2000 for the individuals indicated. Future amounts related to deferred bonuses are not determinable.

                                           Fiscal  Fiscal
                                            2000    2000
                                           Dollar  Number Cumulative Cumulative
                                           Value     of     Dollar   Number of
Name and Position                           ($)    Shares Value ($)    Shares
-----------------                         -------- ------ ---------- ----------
Bernard Goldstein
 Chairman and Chief
 Executive Officer....................... $ 90,000  8,108 $  207,431   39,841

John M. Gallaway
 President and Chief
 Operating Officer....................... $ 90,000  8,108 $  207,431   39,841

Allan B. Solomon
 Executive Vice President, General
 Counsel and Secretary................... $ 67,000  6,036 $   67,000    6,036

Rexford A. Yeisley
 Senior Vice President and Chief
 Financial Officer....................... $ 50,000  4,505 $   99,796   17,823

Timothy M. Hinkley
 Senior Vice President of Operations..... $ 50,000  4,505 $  101,348   18,368

Executive Group
 (total of Named Executive Officers)..... $347,000 31,262 $  683,006  121,910

Non-Executive Directors Group............ $     --     -- $       --       --

Non-Executive Officer Employee Group
 (112 other employee participants)....... $737,273 63,728 $1,476,754  256,115

Payment of Deferred Bonus Election

  Within 30 days of the date a cash bonus is awarded to a participant, the participant must submit a "deferral election" pursuant to which the participant elects the form in which the deferred bonus will be paid. The participant may elect payment in cash or shares of our common stock. If the participant does not file a deferral election, the participant will, at our election, either forfeit the deferred bonus or be paid the deferred bonus in cash.

  If the participant elects to have the deferred bonus paid in cash, the participant will be entitled to an amount equal to the deferred bonus plus interest, compounded annually, on the principal amount of the deferred bonus, at a rate equal to the market yield of the five-year treasury bond issue which has the closest maturity date (month and year) to the Deferred Bonus Payment Date, as quoted in The Wall Street Journal, and as adjusted as of each anniversary of the date on which the deferred bonus was awarded.

  If the participant elects to have the deferred bonus paid in shares of our common stock, the participant will be entitled to a number of shares (rounded down to the nearest whole number) equal to 125 percent of the deferred bonus divided by the fair market value of a share of our common stock as of the last day of our fiscal year immediately prior to the date on which the deferred bonus was awarded. If our stockholders have not approved the Deferred Bonus Plan prior to any deferred bonus payment date, then any participant who has made an election to receive shares of stock will instead receive cash equal to the fair market value of the number of shares that the participant would otherwise have received.

Shares Issuable Under the Plan/Adjustment to Shares

  The shares of our common stock issuable under the Deferred Bonus Plan may be currently authorized but unissued shares or, subject to compliance with any trust indenture or other agreement to which we are a party or by which we may be bound, shares purchased in the open market by us.

  If we effect any subdivision or consolidation of our shares or other capital readjustment, payment of a stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of our shares outstanding without receiving compensation in money, services or property, then the calculation of the fair market value of our common stock and the number of shares distributable to participants under the Deferred Bonus Plan will be appropriately adjusted.

  If we are reorganized, merged or consolidated or are a party to a plan of exchange with another corporation, pursuant to which our stockholders receive any shares of stock or other securities, cash or property or if we distribute securities of another corporation to our stockholders, there will be substituted for the shares otherwise distributable under the Deferred Bonus Plan an appropriate number of shares of each class of stock or other securities, cash or property which were distributed to our stockholders.

  Our issuance of shares of stock of any class of securities which are convertible into shares of stock of any class, for cash or property or for labor or services either upon direct sale, upon the exercise of rights or warrants to subscribe for the stock or securities or upon conversion of shares or obligations of us convertible into shares or other securities, will not affect and no adjustment will be made to amounts distributable under the Deferred Bonus Plan on account of such events.

Nontransferability

  The rights of a participant to a deferred bonus under the Deferred Bonus Plan are not assignable or transferable, voluntarily or by operation of law, except upon the death of the participant.

Withholding

  All payments and issuances of shares of common stock under the Deferred Bonus Plan are subject to all applicable taxes and we are authorized to withhold any taxes as may be required by applicable law.

Amendment and Termination

  The Board of Directors may amend or terminate the Deferred Bonus Plan at any time. If, however, any amendment or termination would adversely affect the rights of participants to any deferred bonus granted prior to the adoption of such amendment or termination, the consent of affected participants must be obtained.

  The Board of Directors recommends that the stockholders vote FOR the approval of the Isle of Capri Casinos, Inc. Deferred Bonus Plan.

4. RATIFICATION OF THE SELECTION OF AUDITORS

  Unless marked to the contrary, proxies will be voted for the ratification of our selection of Ernst & Young LLP as our independent auditors for the fiscal year ending on April 29, 2001. Ernst & Young LLP was engaged as our independent auditors effective June 1993 and has audited our consolidated financial statements for the fiscal year ended April 30, 1993 and each subsequent fiscal year.

  Representatives of Ernst & Young LLP are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

  If the selection of Ernst & Young LLP is not ratified by the stockholders, the Board will consider such a vote as advice to select other independent auditors for fiscal 2002, rather than fiscal 2001, because of the difficulty and expense involved in changing independent auditors on short notice.

  The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP as our independent auditors.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

                             STOCKHOLDER PROPOSALS

  Stockholders who, in accordance with Rule 14a-8 of the Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2001 Annual Meeting must submit their proposals not later than April 22, 2001, at our principal executive offices, Attention: Bernard Goldstein, Chairman and Chief Executive Officer. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

                            ADDITIONAL INFORMATION

  A copy of our Annual Report to Stockholders for fiscal 2000 is being provided to stockholders with this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Bernard Goldstein, Chairman and
                                           Chief Executive Officer

August 14, 2000
Biloxi, Mississippi

                                                                      Exhibit A

                          ISLE OF CAPRI CASINOS, INC.
                      2000 LONG-TERM STOCK INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

  1.1. Purpose. The Isle of Capri Casinos, Inc. 2000 Long-Term Stock Incentive Plan (the "Plan") has been established by Isle of Capri Casinos, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Subsidiary, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

  1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, those Participants who will be granted one or more Awards under the Plan.

  1.3. Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

                                   SECTION 2

                               OPTIONS AND SARS

  2.1. Definitions.

    (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO"), as determined in the discretion of the Committee, provided that only employees of the Company or a Subsidiary may receive ISOs. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An "NQSO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

    (b) A stock appreciation right (a "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the Exercise Price established by the Committee.

  2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

  2.3. Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee as set forth in the award agreement.

  2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

    (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

    (b)The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

    (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

  2.5. Settlement of Award. Settlement of Options and SARs is subject to subsection 4.7.

                                   SECTION 3

                              OTHER STOCK AWARDS

  3.1. Definitions.

    (a) A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

    (b) A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

    (c) A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

    (d) A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

  3.2. Restrictions on Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

    (a) Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

    (b) The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: revenue; increases in stock price; market share; primary or fully-diluted earnings per share; earnings before interest, taxes, depreciation and/or amortization; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; management staffing; or any combination thereof. For Awards under this
  Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

                                   SECTION 4

                         OPERATION AND ADMINISTRATION

  4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's 2000 annual meeting of its stockholders, the Plan shall be effective as of September 1, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by stockholders, the Awards shall be contingent on approval of the Plan by the stockholders of the Company at such annual meeting. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary); and further provided, that the term of any Reload Options shall be determined as provided in subsection 4.15 of the Plan.

  4.2. Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

    (a) The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

    (b) Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,000,000 shares of Stock; and (ii) any shares of Stock available for future awards under any prior long-term incentive plan of the Company, including the Casino America, Inc. 1992 Stock Option Plan and the Casino America, Inc. 1993 Stock Option Plan (the "Prior Plans") as of the Effective Date; and any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of the shares of Stock back to the Company.

    (c) To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (d) If the exercise price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

    (e) Subject to paragraph 4.2(f), the following additional maximums are imposed under the Plan:

      (i) The maximum number of shares of Stock that may be issued by Options intended to be ISOs shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

      (ii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 200,000 shares during any one fiscal year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

      (iii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Other Stock Awards) shall be the maximum number of shares authorized under paragraph 4.2(b) of the Plan.

      (iv) For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 200,000 shares of Stock may be subject to such Awards granted to any one individual during any one fiscal year period. If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferral period shall be disregarded.

      (v) For Performance Unit Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than $500,000 may be subject to such Awards granted to any one individual during any one fiscal year period. If, after amounts have been earned with respect to Performance Unit Awards, the delivery of such amounts is deferred, any additional amounts attributable to earnings during the deferral period shall be disregarded.

    (f) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards;
  (iii) adjustment of the Exercise Price of outstanding Options and SARs; and
  (iv) any other adjustments that the Committee determines to be equitable.

  4.3. General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company or any Subsidiary shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

    (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock market.

  4.4. Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock acceptable to the Committee which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

  4.5. Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

  4.6. Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

  4.7. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

  4.8. Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

  4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

  4.10. Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

  4.11. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

  4.12. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

  4.13. Limitation of Implied Rights.

    (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

  4.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

  4.15. Reload Options.

    (a) Whenever a Participant holding any Option outstanding pursuant to this Plan (including Reload Options previously granted pursuant to this Section 4.15) exercises the Option and makes payment of the Exercise Price pursuant to Section 2.4 hereof, in whole or in part, by tendering Stock previously held by the Participant, then the Company shall grant to the Participant a Reload Option for the number of shares of Common Stock that is equal to the number of shares tendered by the Participant or payment of the Exercise Price of the Option being exercised.

    (b) The Reload Option Exercise Price per share shall be equal to the Fair Market Value per share of Stock, determined as of the date of receipt by the Company of the notice by the Participant to exercise the Option.

    (c) The exercise period of the Reload Option shall expire, and the Reload Option shall no longer be exercisable, on the later to occur of (i) the expiration date of the originally surrendered Option or (ii) one year from the date of grant of the Reload Option.

    (d) Any Reload Option granted pursuant to this subsection 4.15 shall vest immediately upon grant pursuant to subsection (a) above.

    (e) All other terms of the Reload Options granted hereunder shall be identical to the terms and conditions of the original Option, the exercise of which gives rise to the grant of the Reload Option.

                                   SECTION 5

                               CHANGE IN CONTROL

  Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

    (a) All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

    (b) All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

    (c) All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares shall become fully vested.

                                   SECTION 6

                                   COMMITTEE

  6.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board (the "Committee") in accordance with this Section 6.

  6.2. Powers of Committee. The Committee's administration of the Plan shall be subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

    (b) To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and by-laws of the Company, and applicable state corporate law.

  6.3. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock market, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

  6.4. Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 7

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 4.2(f) shall not be subject to the foregoing limitations of this Section 7.

                                   SECTION 8

                                 DEFINED TERMS

  In addition to the other definitions contained herein, the following definitions shall apply:

    (a) Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

    (b) Board. The term "Board" shall mean the Board of Directors of the Company.

    (c) Change in Control. The term "Change in Control" shall mean the acquisition of any person or group (as that term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated pursuant to the Exchange Act) in a single transaction or a series of transactions of 35% or more in voting power of the outstanding stock of the Company and a change in the composition of the Board so that, within two years after the acquisition took place, a majority of the members of the Board, or of any corporation with which the Company may be consolidated or merged, are persons who were not directors or officers of the Company or one of its Subsidiaries immediately prior to the acquisition, or the first of a series of transactions which resulted in the acquisition of 35% or more in voting power of the outstanding stock of the Company.

    (d) Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (e) Fair Market Value. The term "Fair Market Value" shall mean: (i) if the Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Stock is reported to have traded on the relevant date in all markets on which trading in the Stock is reported or, if there is no reported sale of the Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Stock on the relevant date; (ii) if the Stock is publicly traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Stock on the relevant date; or (iii) if the Stock is not publicly traded, the value of a share of Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

    (f) Participant. The term "Participant" shall mean any person employed within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder by the Company or a Subsidiary; and any officer or director of the Company or a Subsidiary even if he or she is not an employee within the meaning of the first clause of this subsection.

    (g) Reload Option. The term "Reload Option" shall mean an Option granted to a Participant equal to the number of shares of already owned Stock delivered by the Participant to pay for the exercise of the Option, as more fully described by subsection 4.15.

    (h) Stock. The term "Stock" shall mean common stock, par value $.01 per share, of the Company.

    (i) Subsidiary. The term "Subsidiary" shall mean any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

                                                                      Exhibit B

                          ISLE OF CAPRI CASINOS, INC.
                              DEFERRED BONUS PLAN

                   (As Amended Through the First Amendment)

  1. Purpose. Isle of Capri Casinos, Inc. (the "Company") may, in its discretion, grant cash bonuses (a "Cash Bonus") to Eligible Employees as of a date (the "Bonus Award Date") following the end of any fiscal year of the Company as a means of attracting and retaining the services of experienced and knowledgeable officers and employees. The Deferred Bonus Plan allows for the Company to provide for the deferral of a portion of the Cash Bonus and to allow Eligible Employees an election as to the payment of the deferred portion of the Cash Bonus, subject to the terms and conditions of this Plan.

  2. The Deferred Bonus. Subject to the terms and conditions set forth below, with respect to each Cash Bonus the Company awards to an Eligible Employee during the term of this Plan, twenty percent (20%) of the amount of such bonus (the "Deferred Bonus") shall be deferred and shall be payable on the first to occur of the following (the "Deferred Bonus Payment Date"): (i) the death or Disability of the Eligible Employee, (ii) the fifth anniversary of the last day of the Company's fiscal year immediately preceding the Bonus Award Date, or (iii) an Extraordinary Transaction.

  3. Forfeiture of Deferred Bonus. Notwithstanding any other provision of this Plan, if the recipient of a Cash Bonus ceases for any reason to be an Eligible Employee at any time prior to the Deferred Bonus Payment Date (including termination of employment with the Company without cause), except as a result of his or her death or Disability, he or she shall forfeit any and all rights to the Deferred Bonus.

  4. The Deferral Election. Within thirty (30) days after each Bonus Award Date, an Eligible Employee who is awarded a Cash Bonus must submit a Deferral Election, in the form provided by the Company, pursuant to which he or she may make any one of the following elections with respect to the payment of the Deferred Bonus portion of such Cash Bonus (provided that, any Participant who fails to make such an election shall, at the Company's election, either forfeit the Deferred Bonus or be entitled to the Deferred Bonus as provided in paragraph 4(a) below):

    (a) To receive on the Deferred Bonus Payment Date, an amount equal to the Deferred Bonus plus interest, compounded annually, on the principal amount of the Deferred Bonus, at the Treasury Rate on the Bonus Award Date and as adjusted as of each anniversary date of the Bonus Award Date.

    (b) To receive on (or as promptly as practicable after) the Deferred Bonus Payment Date, a number of shares of Stock (the "Bonus Shares") calculated by multiplying the amount of the Deferred Bonus by 1.25 and dividing the product by the Fair Market Value per share of the Stock as of the last day of the Company's fiscal year immediately preceding the Bonus Award Date; provided, however, in the event that prior to any Deferred Bonus Payment Date, the stockholders of the Company shall not have approved the Plan pursuant to any requirement of the Nasdaq National Market or the Securities and Exchange Commission or pursuant to any other applicable law or regulations, then, notwithstanding anything to the contrary in this Plan, any person who has made an election under this clause (b) shall receive an amount of cash equal to the Fair Market Value of the Bonus Shares as of the Deferred Bonus Payment Date and the Company shall be under no obligation to issue any shares of Stock under the Plan.

  5. Issuance of Shares. With respect to any Bonus Shares deliverable under paragraph 4(b) above: (i) if the number of shares that would otherwise be delivered is not a whole number, then the number of shares to be delivered shall be reduced to the next lowest whole number; (ii) unless and until Bonus Shares are issued on (or as promptly as practicable after) the Deferred Bonus Payment Date, pursuant to paragraph 4(b) above, the Participant shall have no rights of a stockholder, including but not limited to the right to vote such shares or to receive any dividends paid with respect to such shares; (iii) the Company will use reasonable efforts, but will not be obligated, to cause the Bonus Shares to be registered under the Securities Act of 1933 on a form of registration statement the Company deems appropriate in its discretion; and (iv) the Bonus Shares that may be issued pursuant to paragraph 4(b) above shall be currently authorized but unissued shares or, subject to compliance with any trust indenture or other agreement to which the Company is a party or by which it may be bound, shares purchased in the open market by the Company.

  6. Effective Date. The Plan shall be effective as of the Effective Date and shall remain in effect as long as any Deferred Bonus Payments have not been distributed, subject to any earlier termination of the Plan pursuant to paragraph 14 hereof. The first Bonus Award Date under the Plan shall be June 16, 1998 and the corresponding Deferred Bonus Payment Date shall be April 26, 2003.

  7. Adjustments to Shares.

    (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the calculation of the Fair Market Value of the Stock and the number of Bonus Shares for purposes of paragraph 4(b) above shall be appropriately adjusted.

    (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the stockholders of the Company receive any shares of stock or other securities, cash or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the Bonus Shares subject to paragraph 4(b) above an appropriate number of shares of each class of stock or amount of other securities, cash or property which were distributed to the stockholders of the Company in respect of such shares; provided that, upon the occurrence of a reorganization of the Company or any other event described in this paragraph 7(b), any successor to the Company shall be substituted for the Company.

    (c) The existence of this Plan and the distributions hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (d) Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the payment of Deferred Bonuses under this Plan.

  8. Limit on Distribution. Payments of Deferred Bonuses under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to make any distribution under the Plan (including the issuance of any shares of Stock) unless such distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) The Company shall add such conditions and limitations to any shares of Stock to be issued to any Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934 as is necessary to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for the issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable local law, the applicable rules of the Nasdaq National Market, or any other applicable rules.

  9. Taxes. All payments and issuances of Stock under the Plan are subject to all applicable taxes, which are the responsibility of the Participant, and the Company is authorized to withhold any taxes as may be required by applicable law.

  10. Transferability. The rights to a Deferred Bonus under the Plan are not assignable or transferable, voluntarily or by operation of law, except as expressly provided herein upon the death of an Eligible Employee.

  11. Form and Time of Elections. Any election required or permitted under the Plan shall be in writing, and shall be deemed to be filed when delivered to the Secretary of the Company. Any deferral election made under this Plan shall be irrevocable after it is filed.

  12. Action by Company. Any action required or permitted to be taken by the Company shall be by resolution of the Board of Directors of the Company, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, by a duly authorized officer of the Board, or by a duly authorized officer of the Company (except to the extent prohibited by the provisions of Rule 16b-3, applicable local law, the applicable rules of any stock market, or any other applicable rules).

  13. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and in the plural shall include the singular.

  14. Amendment and Termination. The Board of Directors of the Company may, at any time, amend or terminate the Plan, provided that, subject to paragraph 7 above (relating to certain adjustments to shares), without the consent of affected Participants, no amendments or termination may adversely affect the rights of any Participant to any Deferred Bonus under the Plan granted prior to the date such amendment is adopted by the Board.

  15. Defined Terms. For purposes of the Plan, the terms listed below shall be defined as follows:

    (a) Disability. The term "Disability" shall mean the absence from employment with the Company, by reason of illness or incapacity, for a period of 120 days, whether or not consecutive, during any 360-day period.

    (b) Effective Date. The "Effective Date" shall mean April 26, 1998.

    (c) Eligible Employee. The term "Eligible Employee" shall mean each officer of the Company or any Related Company, and any other employee of the Company or a Related Company that the Compensation Committee of the Board of Directors of the Company designates as a key employee.

    (d) Extraordinary Transaction. The term "Extraordinary Transaction" shall mean any of the following transactions: (i) the merger, consolidation or reorganization of the Company with or into another entity pursuant to which the Company is not the surviving entity; (ii) the sale of all or substantially all the assets of the Company; (iii) the liquidation or dissolution of the Company; or (iv) a change in control of the Company (with the term "control" as defined in Rule 405 under the Securities Act of 1933).

    (e) Fair Market Value. The term "Fair Market Value" of a share of Stock of the Company as of any date shall mean the last sale price for such Stock as reported on the consolidated transaction reporting system of the National Association of Securities Dealers on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

    (f) Participant. The term "Participant" shall mean any person who is entitled to a Deferred Bonus under the Plan.

    (g) Related Company. The term "Related Company" shall mean any Company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

    (h) SEC. The term "SEC" shall mean the Securities and Exchange
  Commission.

    (i) Stock. The term "Stock" shall mean shares of common stock of the Company.

    (j) Treasury Rate. The term "Treasury Rate" shall mean the market yield of the five-year Treasury Bond issue which has the closest maturity date (month and year) to the Deferred Bonus Payment Date, as quoted in The Wall Street Journal.


[X]   Please mark your
      votes as in this
      example.
---------------------------------------------------------------------------------------------------------------------------------
                            WITHHOLD                        Nominees:  Bernard Goldstein, John M. Gallaway,
                            AUTHORITY                                  Allan B. Solomon, Robert S. Goldstein
                            to vote for All Nominees                   Alan J. Glazer, Emanuel Crystal,
Proposal 1:     FOR         listed at right                            W. Randolph Baker
Election of     [_]            [_]
Directors

FOR All Nominees listed at right (except as marked to the contrary below)

______________________________________________________



                                     FOR     AGAINST     ABSTAIN
Proposal 2:  Approve our 2000        [_]       [_]         [_]
             Long-Term Stock
             Incentive Plan

Proposal 3:  Approve our             [_]       [_]         [_]
             Deferred Bonus
             Plan

Proposal 4:  Ratify selection of     [_]       [_]         [_]
             Ernst & Young LLP as
             Independent
             Auditors

Please sign exactly as your name appears on this Proxy.
If shares are registered in more than one name, the signatures of all such holders are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title and official capacity. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.




Signature _______________________________ DATED ____________, 2000 Signature _______________________________ DATED ___________, 2000
                    Signature                                                        (if held jointly)

NOTE: Please complete, date, sign and return this proxy promptly, using the enclosed envelope.

================================================================================

PROXY                                                                      PROXY


                          ISLE OF CAPRI CASINOS, INC.

           Solicited by the Board of Directors for the Annual Meeting
                        to be held on September 15, 2000

     The undersigned hereby appoints Bernard Goldstein, John M. Gallaway and Allan B. Solomon, and each of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of the common stock of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on September 15, 2000, or adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following as specified and, in their discretion, on such other matters as may properly come before the meeting. Receipt of the Notice of the Annual Meeting of Stockholders is hereby acknowledged.

     This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted "for" Proposals 1, 2, 3 and 4 and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.